Exhibit 99.2

JOINT FILERS’ SIGNATURES

Dated: September 22, 2009	CARLOS SLIM HELÚ

	By:	/s/ Eduardo Valdes Acra
		Name:	Eduardo Valdes Acra
		Title:	Attorney-In-Fact**

Dated: September 22, 2009	CARLOS SLIM DOMIT

	By:	/s/ Eduardo Valdes Acra
		Name:	Eduardo Valdes Acra
		Title:	Attorney-In-Fact**

Dated: September 22, 2009	MARCO ANTONIO SLIM DOMIT

	By:	/s/ Eduardo Valdes Acra
		Name:	Eduardo Valdes Acra
		Title:	Attorney-In-Fact**

Dated: September 22, 2009	PATRICK SLIM DOMIT

	By:	/s/ Eduardo Valdes Acra
		Name:	Eduardo Valdes Acra
		Title:	Attorney-In-Fact**

Dated: September 22, 2009	MARIA SOUMAYA SLIM DOMIT

	By:	/s/ Eduardo Valdes Acra
		Name:	Eduardo Valdes Acra
		Title:	Attorney-In-Fact**

Dated: September 22, 2009	VANESSA PAOLA SLIM DOMIT

	By:	/s/ Eduardo Valdes Acra
		Name:	Eduardo Valdes Acra
		Title:	Attorney-In-Fact**

Dated: September 22, 2009	JOHANNA MONIQUE SLIM DOMIT

	By:	/s/ Eduardo Valdes Acra
		Name:	Eduardo Valdes Acra
		Title:	Attorney-In-Fact**

Dated: September 22, 2009	BANCO INBURSA, S.A. INSTITUCION DE BANCA MULTIPLE GRUPO FINANCIERO INBURSA

	By:	/s/ Raul Humberto Zepeda Ruiz
		Name:	Raul Humberto Zepeda Ruiz
		Title:	Attorney-In-Fact***

** The Powers of Attorney given by the members of the Slim Family and Inmobiliaria were previously filed with the Securities and Exchange Commission on October 22, 2008, as exhibits to a statement on Schedule 13G filed by the Reporting Persons with respect to Bronco Drilling Company, Inc.

*** The Power of Attorney given by Banco Inbursa was previously filed with the Securities and Exchange Commission on February 14, 2005, as an exhibit to a statement on Schedule 13G filed by the Slim Family, Banco Inbursa and certain other persons with respect to MCI, Inc.